UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2006

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
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State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

175 Sully’s Trail, Suite 300, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 31, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Mpower Holding Corporation (the “Company”) approved forms of Restricted Stock award agreements under the Company’s 2005 Long-Term Incentive Plan (the “Plan”). The Plan, which was approved by the Company’s shareholders on August 16, 2005, provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards to the Company’s employees, officers, directors and consultants.

The forms of the award agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3. These forms are being filed for future use. No restricted share awards to named executive officers are being made at this time.

Index to Exhibits

Exhibit No.	Description
10.1	Form of Non-Executive Restricted Stock Award Agreement.
10.2	Form of Executive Restricted Stock Award Agreement.
10.3	Alternative Form of Executive Restricted Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Mpower Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: January 31, 2006	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel & Secretary